Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Gores Metropoulos, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

December 21, 2018